EXHIBIT 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Harbinger Group, Inc. (For the registration of 105,163,238 shares of the Company’s common stock) and to the incorporation by reference therein of our report dated March 4, 2013, with respect to the combined financial statements of HHI Group (representing the combined operations of the Stanley National Hardware business, the Black & Decker Hardware and Home Improvement business, and the Tong Lung Metal Industry Co. business, which are all comprised of majority owned subsidiaries of Stanley Black & Decker Inc.) (the “Company”) as of and for the nine-month period ended September 29, 2012, and as of and for each of the two fiscal years in the period ended December 31, 2011 included in Harbinger Group, Inc.’s Current Report on Form 8-K/A dated March 4, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Hartford, Connecticut

December 4, 2013